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                                                                   EXHIBIT 23.01

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the inclusion in this Form 10 of our report on the financial statements of ChoicePoint Inc. dated April 15, 1997 and our report on the financial statements of CDB Infotek dated April 24, 1996. It should be noted that we have not audited any financial statements of the companies subsequent to December 31, 1996 or performed any audit procedures subsequent to the date of our report.

                                        /s/ ARTHUR ANDERSEN LLP

Atlanta, Georgia
June 5, 1997